UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 19, 2026

Rhinebeck Bancorp, Inc.
(Exact Name of Registrant as Specified in Charter)

Maryland	001-38779	83-2117268
(State or Other Jurisdiction) of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

2 Jefferson Plaza, Poughkeepsie, New York		12601
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (845) 454-8555

Not Applicable
(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	RBKB	The NASDAQ Stock Market, LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02
Departure of Directors or Certain officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On May 19, 2026 (the “Termination Date”), the Board of Directors of Rhinebeck Bank, the wholly owned subsidiary of Rhinebeck Bancorp, Inc., terminated the Rhinebeck Bank Executive Long-Term Incentive and Retention Plan (the “Plan”). The Plan was a non-qualified deferred compensation plan, subject to Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”) under which contributions were credited to bookkeeping accounts for the participants and vested 20% annually over a five-year period. Participation in the Plan was limited to officers of the Bank designated as participants by resolution of the Board of Directors.  Jamie Bloom and Kevin Nihill were the only named executive officers participating in the Plan.
In connection with the termination, the participants’ account balances fully vested.  In compliance with the requirements of Section 409A, no distributions will be made earlier than 12 months following the Termination Date, other than distributions that would have been made had the Plan not been terminated, and all distributions will be made no later than 24 months following the Termination Date.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

RHINEBECK BANCORP, INC.

DATE: August 14, 2026	By:	/s/ Kevin Nihill
Kevin Nihill
Chief Financial Officer